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                                  EXHIBIT 10.69

  Lease Agreement dated as of September 24, 1999 by and between West Hollywood
      Property Limited Partnership and 2400 Willow Lane Associates Limited Partnership (as Landlord) and The Spectrum Club Company, Inc. (as Tenant)



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                                 LEASE AGREEMENT


                            AS OF SEPTEMBER 24, 1999



                                    LANDLORD:



                   WEST HOLLYWOOD PROPERTY LIMITED PARTNERSHIP


                                       AND


                 2400 WILLOW LANE ASSOCIATES LIMITED PARTNERSHIP




                                     TENANT:





                         THE SPECTRUM CLUB COMPANY, INC.






                               PREMISES LOCATION:


                   2400 WILLOW LANE, THOUSAND OAKS, CALIFORNIA


                          ---------------------------

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                        LAND AND BUILDING LEASE AGREEMENT


        This Land and Building Lease Agreement (this "Lease") is dated as of September 24, 1999 (the "Effective Date" or "Commencement Date"), between The Spectrum Club Company, Inc., a California corporation ("Tenant"), and West Hollywood Property Limited Partnership and 2400 Willow Lane Associates Limited Partnership (collectively, "Landlord"), with reference to the recitals set forth below.


                                    RECITALS


        A. Landlord is the owner of that certain real property (the "Premises"), which legal description is attached hereto and incorporated herein as Exhibit "A", and is commonly known as:


                          2400 Willow Lane
                          Thousand Oaks, California 91361


        B. Landlord desires to lease the Premises to Tenant, and Tenant desires to lease the Premises from Landlord, pursuant to the provisions of this Lease.


1   DEFINITIONS. The following terms, when used in this Lease, shall have the meaning set forth in this Section.


1.1 LEASE YEAR. The term "Lease Year" shall mean the first twelve (12) full calendar months after the Effective Date and each subsequent twelve (12) month period thereafter during the term and any extensions.


1.2 HAZARDOUS MATERIAL. The term "Hazardous Material" means any substance, material, or waste which is toxic, ignitable, reactive, or corrosive and which is or becomes regulated by any local or state governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," or "hazardous material," by any local or state law, (ii) oil and petroleum products and their byproducts, (iii) asbestos, or asbestos-containing materials, (iv) designated as a "hazardous substance" pursuant to the Federal Water Pollution Control Act, (v) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act.


1.3 ENVIRONMENTAL LAW. The term "Environmental Law" shall mean, any law, statute, regulation, order, or rule now or hereafter promulgated by any governmental entity, whether local, state, or federal, relating to air pollution, water pollution, noise control, and/or transporting, storing, handling, discharge of or disposal of Hazardous Material, including, without limitation, the following: the Clean Air Act; the Resource Conservation and Recovery Act, as amended by the Hazardous Waste and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Toxic Substances Control Act; the Federal Insecticide, Fungicide and Rodenticide Act, as amended; the Safe Drinking Water Act; OSHA; the Hazardous Liquid Pipeline Safety Act; the Hazardous Materials Transportation Act; and the National Environmental Policy Act, as the same may be amended from time to time.


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                                  2. PREMISES.


2.1 PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises on the terms and conditions set forth in this Lease. The Premises consist of the real property described in Exhibit "A" together with all improvements and fixtures on or attached to said real property, except for those improvements and/or fixtures set forth on Schedule 2.1. More particularly, the Premises consist of a building (the "Building"), a portion of which consists of a health and fitness club on the ground floor (the "Club") the construction of which has not yet been completed and another portion of which consists of a ground floor office lobby and second floor office space (the "Office Space") for which the tenant improvements have not yet been built out. The Premises further include associated parking and common areas.


2.2 CONDITION OF PREMISES. Tenant represents, warrants and covenants to Landlord that Tenant has conducted Tenant's own investigation of the Premises, the physical condition thereof and all other matters relating thereto, including accessibility and location of utilities, improvements, existence of hazardous materials, taxes, operating expense data, insurance costs, zoning, covenants, conditions and restrictions and all other matters which in Tenant's judgment might bear upon the value and suitability of the Premises for Tenant's purposes or Tenant's willingness to enter into this Lease. Tenant recognizes that Landlord would not lease the Premises except on an "AS IS" basis and acknowledges that Landlord has made no representations or warranties, express or implied, of any kind in connection with this Lease. Landlord shall deliver the Premises to Tenant in the same condition as the Premises now are, reasonable wear and tear excepted. Tenant further recognizes and agrees that Landlord shall not be required to perform any work of construction, improvement or alteration of or to the Premises in connection with Tenant's initial occupancy of the Premises.


                                    3. TERM.


3.1 INITIAL TERM. The term of this Lease ("Lease Term") shall be for a period of eighteen (18) years ("Primary Term") commencing upon the Effective Date plus the remainder of any partial calendar month in which the Primary Term commences; it being agreed that any such partial calendar month shall be deemed included at the very beginning of the first Lease Year of the Primary Term. Concurrently with the Effective Date, the Memorandum of Lease, a copy of which is attached hereto and incorporated herein as Exhibit "B," shall be recorded; provided, however, that, at the expiration or earlier termination of this Lease, Tenant shall execute a disclaimer or quitclaim in a form acceptable to Landlord evidencing such expiration or earlier termination and that Tenant no longer has any right, title or interest in or to the Premises. The expiration date of the term shall be the last day of the Primary Term, unless extended as set forth in
Section 3.2. References to the "term of the Lease" shall include extensions, if any. Except as otherwise expressly stated, the terms and conditions of this Lease shall remain in effect during any extension, renewal, or holdover of the Primary Term.


3.2 OPTIONS TO EXTEND. Landlord hereby grants to Tenant two (2) consecutive options (collectively, the "Extension Options" and, individually, an "Extension Option") to extend the Lease Term each for a period of five (5) years (collectively, the "Extension Terms" and individually an "Extension Term"), the first Extension Term commencing upon the expiration of the Primary Term, and the second Extension Term commencing upon the expiration of the first Extension Term, upon each and all of the following terms and conditions:


        3.2 (1) Tenant must give to Landlord, and Landlord must have received, written notice of the exercise of each of the first and second Extension Options no earlier than three hundred sixty (360) days and no later than two hundred seventy (270) days prior to the end of the Primary Term and the first Extension Term, respectively, time being of the essence. If timely notification of the exercise of an Extension Option is not so given and received, then such Extension Option and any succeeding Extension Option shall automatically expire and there shall be no further right to extend the Lease Term.


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        3.2 (2) All of the terms and conditions of this Lease, except for the
Extension Options, shall apply during the Extension Terms.


        3.2 (3) The provisions of Section 3.3 are conditions of the Extension Options.


        3.3 CONDITIONS TO EXTENSION OPTIONS.


                3.3.1 The Extension Options are not assignable separate and apart from this Lease, and they may not be separated from this Lease in any manner, either by reservation or otherwise.


                3.3.2 Tenant shall have no right to exercise any of the Extension Options (i) during the time commencing from the date Landlord gives to Tenant a notice of default and continuing until the non-compliance alleged in said notice of default is cured (but only if such default is susceptible to being cured and such cure is accomplished prior to the expiration of the applicable cure period, if any), or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and remains unpaid under the Lease (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (iii) if Tenant has committed any non-curable breach of this Lease or is otherwise in default of this Lease, or
(iv) if this Lease has been terminated.


                3.3.3 The period of time within which the Extension Options may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such right because of the provisions of the foregoing Section 3.3.2, provided, however, that if Landlord gives to Tenant a notice of default and it is determined by a court of competent jurisdiction that Tenant was not actually in default under this Lease, Tenant shall be given an additional thirty (30) days from the date of such judicial determination in which to exercise the applicable Extension Option.


                3.3.4 At Landlord's sole election, an Extension Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise thereof, if, after such exercise but prior to the commencement of the applicable Extension Term (i) Tenant is in default of any of the terms, covenants or conditions of this Lease beyond the applicable cure period, if any, to cure such default, or (ii) this Lease has been terminated.


As used in Sections 3.2 and 3.3, "default of this Lease" shall mean an Event of Default (as defined in Section 17.1) and any act or omission which, with the passage of time and/or the giving of notice by Landlord, would constitute an Event of Default under this Lease.


                              4. BASE MONTHLY RENT.


4.1 NET-NET-NET LEASE. This is a net-net-net lease. All costs and expenses arising out of the ownership, use, occupancy, maintenance and repair of the Premises, including, but not limited to, taxes and insurance, as set forth below, are to be paid by Tenant and without regard to whether such costs and expenses arose, occurred or related, in whole or in part, to any period of time before or after the Commencement Date; it being agreed that Landlord is to bear no such costs or expenses whatsoever.


4.2 BASE MONTHLY RENT. For the first five (5) Lease Years, Tenant shall pay to Landlord as base monthly rent (the "Base Monthly Rent") the sum of One Hundred Sixteen Thousand Six Hundred Sixty Seven Dollars ($116,667.00). Base Monthly Rent shall be payable by Tenant to Landlord in advance in equal monthly installments on the first (1st) day of each calendar month during the Primary Term and each Extension Term for which an option has been exercised, without prior notice, invoice, demand, deduction, or offset whatsoever. The payment of Base Monthly Rent shall commence on the Effective Date; provided, however, if the Effective Date is on a day other than the first day of a calendar month, the Base Monthly Rent payable by Tenant to Landlord shall be prorated for the first fractional month of the


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Lease Term and paid on the Effective Date. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks and payments thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. All sums due Landlord, from time to time, under this Lease shall be deemed to constitute rent.


        4.2.1 HOLDBACK. Landlord has deposited or caused to be deposited, or will deposit or cause to be deposited, the sum of Two Million Dollars ($2,000,000) (the "Holdback") (a) with the lender who has made the acquisition loan to Landlord that is secured by the Premises or (b) in an escrow established with such lender's consent and approval. The Holdback shall be disbursed to Tenant, subject to the requirements of such lender, upon completion of the work that is required to be performed by Tenant pursuant to Paragraph 12.3 hereof. Tenant shall be entitled to receive monthly, so long as Tenant is not in default under the Lease, interest in an amount equal to that earned by Landlord on the Holdback. Landlord and Tenant contemplate that monthly interest will be payable on the Holdback.


        4.3 MONTHLY RENTAL INCREASE. The Base Monthly Rent shall increase commencing on the first day of the sixth, eleventh and sixteenth Lease Year, and if Tenant exercises its options to extend the term of this Lease, on the first day of the twenty-first and twenty-sixth Lease Years (each such day, an "Adjustment Date"), as follows:


        4.3.1 On the first Adjustment Date, the Base Monthly Rent shall be increased to be the lesser of (a) $128,811 or (b) the amount obtained by multiplying the Base Monthly Rent payable during the prior Lease Year by a fraction whose numerator is twice the Adjustment Month Index and whose denominator is the Base Month Index;


        4.3.2 On the second Adjustment Date, the Base Monthly Rent shall be increased to be the lesser of (a) $135,629 or (b) the amount obtained by multiplying the Base Monthly Rent payable during the prior Lease Year by a fraction whose numerator is twice the Adjustment Month Index and whose denominator is the Base Month Index;


        4.3.3 On the third Adjustment Date, the Base Monthly Rent shall be increased to be the lesser of (a) $150,602 or (b) the amount obtained by multiplying the Base Monthly Rent payable during the prior Lease Year by a fraction whose numerator is twice the Adjustment Month Index and whose denominator is the Base Month Index;



        4.3.4 If Tenant exercises the First Extension Option, on the fourth Adjustment Date, the Base Monthly Rent shall be increased to $167,229; and


        4.3.5 If Tenant exercises the Second Extension Option , on the fifth Adjustment Date, the Base Monthly Rent shall be increased to $185,691;


provided, however, that if the Base Monthly Rent shall be increased, on any Adjustment Date, pursuant to clause (b) of the applicable subsection of this
Section 4.3 rather than by clause (a) thereof, then in such case the Base Monthly Rent shall be further increased, but not decreased, on each anniversary of such Adjustment Date until, but not including, the next occurring Adjustment Date by multiplying the Monthly Base Rent in effect immediately prior to such anniversary date by a fraction whose numerator is the Index for that month which is three (3) months prior to such anniversary date and whose denominator is the Index for that month which is three (3) months prior to such Adjustment Date.


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4.4 DEFINITIONS. As used in Section 4.3:


        4.4.1 "Adjustment Month Index" means the Index for that month which is three (3) months prior to the Adjustment Date.


        4.4.2 "Index" means CONSUMER PRICE INDEX ALL URBAN CONSUMERS (CPI-U; U.S. City average; All Items; 1982-84 = 100) published by the United States Department of Labor, Bureau of Labor Statistics. If the base of the Index changes from the 1982-84 base (100), the Index shall, thereafter, be adjusted to the 1982-84 base 100 before the computation indicated above is made. If the Index cannot be converted to the 1982-84 base or if the Index is otherwise revised, the adjustment under this section shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics. If the Index is at any time hereafter no longer published, a comparable index generally accepted and employed by the real estate profession, as reasonably determined by Landlord, shall be used.


        4.4.3 "Base Month Index" means the Index for that month which is five
(5) years and three (3) months prior to the Adjustment Date.


        4.4.4 If the Adjustment Month Index is unavailable on the Adjustment Date, Landlord may calculate the adjustment under this Section based on the Index for a month preceding the Adjustment Date. When the Adjustment Month Index becomes available, Landlord shall provide Tenant with the corrected computations for adjustments under Section 4.3.1, and Tenant shall pay Landlord any deficiency for any intervening months within ten (10) days of receipt of the corrected computations. If the corrected computations show instead that Tenant has overpaid Landlord, then Tenant shall be entitled to offset the amount of such overpayment, less any sums due Landlord by Tenant, against Base Monthly Rent, as the same shall come due.


5. ADDITIONAL RENT. THIS SECTION WAS INTENTIONALLY LEFT BLANK.


6. SUBSTITUTE RENT AND INCREASES. THIS SECTION WAS INTENTIONALLY LEFT BLANK.


7. SECURITY DEPOSIT. Tenant shall deposit with Landlord upon execution hereof One Hundred Ten Thousand Dollars ($110,000), as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, then Landlord may use, apply or retain all or any portion of said security deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated, or be permitted hereunder to pay, by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, then Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated, and Tenant's failure to do so shall be a material breach of this Lease. Tenant shall deposit with Landlord, from time to time, additional security deposit so that the amount of security deposit held by Landlord shall at all times bear the same proportion to the current Monthly Base Rent as the original security deposit bears to the original Monthly Base Rent set forth in Paragraph 4.2. Landlord shall not be required to keep said deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, then said deposit, or so much thereof as has not theretofore been applied by Landlord shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder), without payment of interest or other increment for its use, at the expiration of the term hereof, but after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Notwithstanding the foregoing, Landlord hereby waives Tenant's obligation to provide such security deposit unless and until the occurrence of an event pursuant to Section 16.1 which gives rise to the determination of a Fair Market Rental Rate (as defined in said Section).


8. USE OF THE PREMISES. Tenant shall use (i) the Club portion of the Premises only for a first class health and fitness club and other ancillary uses typical to a Spectrum Club, (ii) the Office Space portion of the Premises, once the Deck is completed, only for general office use and (iii) the parking and common areas of the Premises only for parking and other common area uses and, in each such instance, for no other uses without the prior written consent of Landlord, which Landlord may withhold in its sole discretion. In no event shall all or any part of the Premises be used for any of the uses set forth on Exhibit "C" attached hereto and incorporated herein by this reference (collectively, "Prohibited Uses"). Once Tenant has completed the applicable construction obligation pursuant to Section 12.3, Tenant shall continuously operate the Club portion of the Premises as a health and fitness club and the Office Space portion of the Premises for general office use by office subtenants. Tenant has satisfied itself, and represents to Landlord, that use of the Premises for a health and fitness club and general office use, once the Deck is completed, is lawful and conforms to all applicable zoning and other use restrictions and regulations applicable to the Premises. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use by Tenant of the Premises, including, without limitation, the obligation at Tenant's cost, to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises during the term of this Lease (including any and all requirements as set forth in the Americans with Disabilities Act). Tenant shall not perform any acts or carry on any practices which may injure the Premises.


9. PROPERTY TAXES, ASSESSMENTS AND UTILITIES.


9.1 TENANT'S REQUIRED PAYMENTS.


        9.1.1 Except in the event that a lender of Landlord shall require, from time to time, the establishment of an impound account for the payment of taxes or that such taxes be paid earlier than set forth below, in which case Tenant shall, as applicable, make such deposits into such account or pay such taxes on or before such earlier date, in each such instance, as may be required by such lender, Tenant shall pay 30 days before delinquency, and promptly provide to Landlord and to any such lender of which Tenant has notice written proof of payment for, all taxes, assessments, license fees, costs incurred pursuant to covenants and restrictions affecting the Premises, and other charges ("taxes") levied or assessed against all merchandise, personal property, real property, buildings and improvements, and any other obligations which are or may become a lien or levied against the Premises. If any such taxes paid by Tenant shall cover any period of time after the expiration of the term hereof, then Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required; it being agreed that there shall be no such proration, and Tenant shall be solely responsible for, the entire amount of any such taxes that cover, whether in whole or in part, any period of time prior to the term hereof. If Tenant shall fail to pay any such taxes, then Landlord shall have the right to (i) pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next rent installment together with interest at the lesser of eighteen percent (18%) per annum and the maximum rate then allowable by law and (ii) thereafter require Tenant to impound with Landlord, or for the benefit of Landlord with any lender of Landlord, such taxes pursuant to Section 17.7.

        9.1.2 If at any time during the term, the state in which the Premises are located or any political subdivision of the state, including any county, city, county and city, public corporation, district, or any other political entity or public corporation of that state, levies or assesses against Landlord a tax, fee, or excise on (i) rents, including, if applicable, property taxes, insurance, maintenance, and other costs incurred by Tenant by which Landlord may benefit; (ii) on the square footage of the Premises; (iii) on the act of entering into this Lease; or (iv) on the occupancy of Tenant, or levies or assesses against Landlord any other tax, fee, or excise, however described, including, without limitations, a so-called value added tax, as a direct substitution in whole or in part for, or in addition to, any real property taxes, then Tenant shall reimburse to Landlord or directly pay before delinquency that tax, fee, or excise. It is the intention of Tenant and Landlord that all new and increased assessments, taxes, fees, levies, and charges, and all similar assessments, taxes, fees, levies, and charges be included within the definition of taxes for the purpose of this Lease. If at any time during the term of this Lease the laws concerning the methods of real property taxation prevailing at the commencement of the term of this Lease are changed so that a tax or excise on rents or any other tax, however described, is levied or assessed against Landlord as a substitution in whole or in part for any real property taxes, then taxes shall include, but not be limited to, any such assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises, or any portion thereof. Accordingly, the term "taxes" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "taxes," or (ii) the nature of which was hereinbefore included within the definition of "taxes," or (iii) which is imposed for a service or right not charged prior to July 1, 1978, or, if previously charged, has been increased since July 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Landlord's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of "taxes" by reason of such transfer, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.


9.2 PAYMENTS NOT REQUIRED BY TENANT. Subject to Section 9.1.2, Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Landlord.


9.3 ASSESSMENTS. If any assessment for a capital improvement made by public or governmental authority shall be levied or assessed against the Premises, and the assessment is payable either in a lump sum or on an installment basis, then Tenant shall have the right to elect the basis of payment. If Tenant shall elect to pay the assessment on the installment basis, then Tenant shall pay only those installments which shall become due and payable during the term of this Lease.


9.4 UTILITY PAYMENTS. Tenant shall promptly pay when due all charges for water, gas, electricity, and all other utilities furnished to or used upon the Premises, including all charges for installation, termination, and relocations of such service.


9.5 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.


9.6 TENANT'S RIGHT TO CONTEST UTILITY CHARGES, CONTEST TAXES AND SEEK REDUCTION OF ASSESSED VALUATION OF THE PREMISES. Tenant, at its cost, shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any taxes or utility charges that are to be paid by Tenant. Subject to the requirements of any lender of Landlord, if Tenant seeks a reduction or contests any taxes or utility charges, the failure on Tenant's part to pay the taxes or utility charges shall not constitute a default as long as Tenant complies with the provisions of this Section. Tenant may use any means allowed by statute to protest property tax assessments or utility charges as defined in this Section 9 as long as Tenant remains current as to all other terms and conditions of this Lease. If, during the protest period, any lease defaults occur and the protested taxes or assessments have not been paid, then Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in the state where the Premises are located. The amount of bond shall equal one hundred fifty percent (150%) of the total amount of taxes in dispute. The bond shall hold Landlord and the Premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered.


9.7 LANDLORD NOT REQUIRED TO JOIN IN PROCEEDINGS OR CONTEST BROUGHT BY TENANT. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of the law require that the proceeding or contest be brought by or in the name of Landlord or the owner of the Premises. In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.


10. FURNITURE, FIXTURES AND EQUIPMENT.


10.1 FURNITURE, FIXTURES, AND EQUIPMENT. During the term, Tenant shall, at Tenant's expense and from time to time, place, install, repair and maintain such furniture, fixtures, and equipment on the Premises as may be needed and shall be sufficient for the conduct of Tenant's business and are consistent with Tenant's permitted use.


10.2 LANDLORD'S WAIVER. Tenant may finance equipment, trade fixtures, signs, and furniture which may be installed in or about the Premises. Landlord shall, within twenty (20) business days of receiving a written request, execute and deliver to any institutional lender a Waiver and Consent Agreement approved by Landlord and substantially in the form of Exhibit "D," attached hereto and incorporated herein. During the term of the Lease and subject to the terms and conditions of any applicable equipment leases or financing arrangements and Sections 10.1 and 10.3, any furniture, fixtures, and equipment placed in the Premises by Tenant may be replaced or removed by Tenant periodically during the term.


10.3 REMOVAL OF FURNITURE, FIXTURES, AND EQUIPMENT AT EXPIRATION OF LEASE. At the expiration of this Lease (whether at the end of the initial term, if no Extension Option has been exercised, or at the end of any then applicable Extension Term, if any Extension Option has been exercised), Tenant shall remove all Tenant's furniture and equipment from the Premises; provided, however, that Landlord shall have the option, but not the obligation, to elect, by written notice to Tenant prior to such expiration, to have any or all of such furniture and equipment, as Landlord may specify in any such notice, become the property of Landlord upon such expiration and remain upon and be surrendered with the Premises, without disturbance, molestation or injury. In any such event, Landlord shall pay to Tenant an amount equal to the lesser of the actual cash value or the unamortized value of such furniture or equipment, as then carried on Tenant's books for federal income tax purposes. Notwithstanding the foregoing and subject to any election by Landlord pursuant to Section 12.1, all building fixtures and equipment (including, without limitation, air conditioning units, heating equipment, plumbing fixtures, hot water heaters, wall covering, carpeting or other floor covering cemented or otherwise affixed to the floor, cabinetry and draperies) that may be installed in or attached to the Premises by Tenant shall, on the expiration date or earlier termination of this Lease for any reason, be the property of Landlord and remain upon and be surrendered with the Premises, without disturbance, molestation or injury. Tenant shall make such repairs and restoration of the Premises as are necessary to correct any damage to the Premises from the removal of any furniture, fixtures, equipment or alterations by Tenant and shall, subject to any election by Landlord pursuant to
Section 12.1, return the Premises to Landlord in the same condition existing (i) as to the Club portion of the Premises, when the Club was completed and opened for business,
(ii) as to the Office Space portion of the Premises, when the Office Space was fully built out with initial tenant improvements and (iii) as to the associated parking and common areas of the Premises, when the Deck was completed, in each instance, normal wear and tear excepted.


10.4 RIGHT TO AFFIX SIGNS. Tenant shall have the right to affix signs customarily used in its business upon the windows, doors, interior, and exterior walls of the Premises, and such free-standing signs as may seem appropriate to Tenant and are authorized by any governmental authority having jurisdiction over the Premises. Tenant shall remove all such signs on the expiration date or earlier termination of this Lease for any reason, unless Landlord shall elect, in its sole discretion and by written notice to Tenant, to have any or all of such signs be surrendered with the Premises, in which case any such signs shall become the property of Landlord and remain upon and be surrendered with the Premises, without disturbance, molestation or injury.


                        11. MAINTENANCE OF THE PREMISES.

11.1 TENANT'S OBLIGATION TO MAINTAIN THE PREMISES. During the term of this Lease, Tenant shall, at its own expense, keep and maintain the entire Premises in good order and repair, including, but not limited to, the interior, exterior, floors, walls, roof, foundation, structural elements, plumbing, pipes, electrical wiring, switches and conduits and all mechanical equipment relating to the Premises; and the sidewalks, curbs, walls, trash enclosures, landscaping with sprinkler system (if installed), light standards, and parking areas which are a part of the Premises. Tenant shall make such repairs and replacements as may be necessary, regardless of whether the benefit of such repair or replacement extends beyond the term of this Lease. The Premises shall be returned to Landlord at the termination or expiration of this Lease in good condition, ordinary wear excepted. For as long as Tenant is not in default of any of the terms and conditions of this Lease, Landlord hereby assigns to Tenant the right to enforce all building contractor, subcontractor, and manufacturer's warranties and guarantees applicable to the Premises; and Landlord shall cooperate with Tenant at Tenant's request in any action to enforce such warranties and guarantees. In the event of destruction of the Premises by fire or casualty, the condition of the Premises upon termination of this Lease shall be governed by Section 14.


11.2 OBLIGATION TO KEEP THE PREMISES CLEAR. Tenant shall keep the Premises, including sidewalks adjacent to the Premises and loading areas allocated for the use of Tenant, clean and free from rubbish and debris at all times. Tenant shall store all trash and garbage within the Premises and arrange for regular pickup and cartage of such trash and garbage at Tenant's expense.


11.3 LANDLORD TO HAVE NO OBLIGATION TO MAINTAIN THE PREMISES. Landlord shall have no obligation whatsoever to construct, improve, repair, maintain or rebuild the Premises (collectively, "Construction Obligations"). Tenant further acknowledges and agrees that any loan that may, from time to time, be secured, in whole or in part, by the Premises, or any part thereof, may impose certain Construction Obligations upon Landlord, including, without limitation, those relating to items of deferred maintenance, deferred repair or capital improvements that may be identified, from time to time, by any such lender (collectively, "Lender Construction Obligations"). Without limiting the generality of the foregoing, Tenant shall be solely responsible, as between Landlord and Tenant, for complying, diligently, promptly and at Tenant's sole cost and expense, with any Lender Construction Obligations of which Tenant has notice, in each instance, on or before the date for compliance, and otherwise in full satisfaction of the other terms and conditions for such compliance, set forth in the applicable loan documents, including, without limitation, providing Landlord with such evidence as may be required by Landlord, from time to time, to satisfy Lender that such Lender Construction Obligations have been satisfied (including, without limitation, lien releases, architectural certifications, itemization of costs spent, paid receipts and whatever other documents Landlord may be required to provide to such lender during and upon the completion of such Lender Construction Obligations).

                          12. REPAIRS AND ALTERATIONS.

12.1 RIGHT TO MAKE ALTERATIONS. At all times during the term of this Lease, Tenant shall have the right to make alterations, additions, and improvements to the interior or exterior of the Premises and parking areas adjacent to the Premises. Nevertheless, any one alteration or addition, or related series of alterations or additions, that is over Fifty Thousand Dollars ($50,000) or is structural in nature or affects building systems shall not be made by Tenant without prior written consent of Landlord, which such consent shall not be unreasonably withheld, conditioned or delayed. Any alterations, additions, and improvements which may be made or installed by Tenant shall be removed from the Premises at the termination or expiration of this Lease if Landlord's consent thereto was required and Landlord conditioned such consent on such removal. In addition, if Landlord, in Landlord's sole discretion, shall elect to require Tenant, by written notice to Tenant, to restore some or all of the Premises to the condition existing when Tenant or an affiliate first acquired title to the Premises, then Tenant shall, diligently and in a good and workmanlike manner, commence and complete such restoration, lien free and otherwise in accordance with the terms and conditions of this Lease, on or before the termination or expiration of this Lease if commercially reasonable to do. If it is not commercially reasonable for Tenant to complete such restoration by such expiration or termination, then Tenant shall do so as soon as reasonably possible thereafter. Landlord shall give any such notice requiring such restoration, if at all, by no later than the date occurring 30 days after the date of such expiration or termination. Otherwise, any such alterations, additions, and improvements shall remain upon the Premises and be surrendered with the Premises to Landlord. Any alteration, addition, or improvement shall be accomplished by Tenant in a good workmanlike manner, in conformity with applicable laws and regulations and by a contractor approved by Landlord. Upon completion of any work, Tenant shall provide to Landlord "as-built" plans, copies of all construction contracts, building permits, inspection reports and all other required governmental approvals, and proof of payment of all labor and materials. Tenant shall pay when due all claims for such labor and materials and shall give Landlord at least twenty (20) days prior written notice of the commencement of any such work. Landlord may enter upon the Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of nonresponsibility.


12.2 TENANT SHALL NOT RENDER PREMISES LIABLE FOR ANY LIEN. Tenant shall have no right, authority, or power to bind Landlord, or any interest of Landlord in the Premises, nor to render the Premises liable for any lien or right of lien for the payment of any claim for labor, material, or for any charge or expense incurred to maintain, to repair, or to make alterations, additions, and improvements to the Premises. Tenant shall in no way be considered the agent of Landlord in the construction, erection, modification, repair, or alteration of the Premises. Notwithstanding the above, Tenant shall have the right to contest the legality or validity of any lien or claim filed against the Premises. No contest shall be carried on or maintained by Tenant after the time limits in the sale notice of the Premises for any such lien or claim unless Tenant (i) shall have duly paid the amount involved under protest; (ii) shall have procured and recorded a lien release bond from a bonding company acceptable to Landlord in an amount not less than one hundred fifty percent (150%) of the amount involved; or
(iii) shall have procured a stay of all proceedings to enforce collection. Upon a final adverse determination of any contest, Tenant shall pay and discharge the amount of the lien or claim determined to be due, together with any penalties, fines, interest, cost, and expense which may have accrued, and shall provide proof of payment to Landlord.


12.3 TENANT'S INITIAL CONSTRUCTION OBLIGATIONS. Subject to the other terms and conditions of this Lease, Tenant shall, as expeditiously as possible consistent with sound construction practices, complete, at its expense, the construction of the Club, the Deck and all required initial tenant improvements to the Office Space; it being agreed, however, that in any and all events, Tenant shall have completed the construction of the Deck and all required initial tenant improvements to the Office Space on or before the date occurring 12 months after the Effective Date. If Tenant shall fail to complete any of such work of construction by such date, then Landlord may elect, in its sole discretion and from time to time, but shall not be obligated, to complete any or all of such work of construction, at Tenant's cost and expense. Any such sums so expended by Landlord shall constitute rent and be due Landlord by Tenant within five (5) business days of Landlord's presenting to Tenant reasonably satisfactory evidence that such sums either are due or have been paid. If Landlord shall elect, in its sole discretion, to complete any of such work, then Landlord may, at any time or from time to time thereafter, also elect, in its sole discretion, to cease any or all of such work of construction before its completion and with no liability whatsoever to Tenant as a result thereof. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and losses of any kind or nature arising out of or in connection with any such election by Landlord, from time to time, either to complete or to cease all or any portion of such work of construction.


                          13. INDEMNITY AND INSURANCE.


13.1 INDEMNIFICATION OF THE PARTIES. The parties to this Lease have the following indemnification obligations:


        13.1.1 INDEMNIFICATION BY TENANT. Subject to Section 13.1.2, Tenant shall indemnify, defend, protect and hold Landlord and its affiliates harmless from and against any and all claims, actions, proceedings, losses, costs, damages, expenses and/or liabilities (including, without limitation, court costs and reasonable attorneys' fees) incurred in connection with or arising at any time and from any cause whatsoever, and whether before or after the Commencement Date, in or about the Premises, including, without limiting the generality of the foregoing: (i) any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant's part to be observed or performed; (ii) the use or occupancy of the Premises by Tenant or any person claiming by, through, or under Tenant; (iii) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever, or (iv) any acts, omissions, or negligence of Tenant or any person claiming by, through, or under Tenant, or of the contractors, agents, servants, employees, visitors, or licensees of Tenant or any such person, in, on, or about the Premises, in each such instance either prior to or during the Lease term (including, without limitation, any holdovers in connection therewith), including, without limitation, any acts, omissions, or negligence in the making or performance of any alterations. Tenant further agrees to indemnify, defend, protect and hold harmless Landlord's agents, and the landlord or landlords under all ground or underlying leases, from and against any and all claims, actions, proceedings, losses, costs, damages, expenses and/or liabilities (including, without limitation, reasonable attorney's fees) incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission, or negligence referred to in the preceding sentence. The provisions of this Section shall survive the expiration or sooner termination of this Lease with respect to any act or omission occurring prior to such expiration or termination, and shall not be limited by reason of any insurance carried by Landlord and Tenant.


        13.1.2 INDEMNIFICATION BY LANDLORD. Landlord shall indemnify, defend, protect and hold Tenant and its affiliates harmless from and against any and all claims, actions, proceedings, losses, costs, damages, expenses and/or liabilities (including, without limitation, court costs and reasonable attorneys' fees) proximately caused by: (a) any breach or default in the performance of any obligation required to be performed by Landlord under the terms of this Lease or (b) any act or omission of Landlord or its agents and employees amounting to willful misconduct or fraud.

13.2 INSURANCE COMPANY REQUIREMENT. Insurance required by this Lease shall be issued by companies holding a general policyholder's rating of at least A -VII as set forth in the most current issue of Best's Insurance Guide and authorized to do business in the state in which the Premises are located. If this publication is discontinued, then another insurance rating guide or service generally recognized as authoritative shall be substituted by Landlord.


13.3 INSURANCE CERTIFICATE REQUIREMENTS. Tenant shall deliver to Landlord certificates evidencing the existence and amounts of the insurance with loss payable clauses as required herein and endorsements evidencing required additional insured coverage. Each such certificate shall state that the applicable such policy shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord.


13.4 MINIMUM ACCEPTABLE INSURANCE COVERAGE REQUIREMENTS.


        13.4.1 Tenant shall, at Tenant's expense, obtain and keep in full force during the term of this Lease a policy of combined single limit personal injury and property damage insurance insuring Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all of its appurtenant areas. The insurance shall, at all times, be in an unimpaired amount not less than Five Million Dollars ($5,000,000) per occurrence. The policy shall provide blanket contractual liability coverage. However, the limits of the insurance shall not limit the liability of Tenant. In addition, Tenant shall, at Tenant's expense, obtain and keep in full force during the term of this Lease an umbrella liability policy in an amount not less than Five Million Dollars ($5,000,000).


        13.4.2 Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises. The insurance shall be in an amount not less than the replacement value of the improvements (less slab, foundation, supports, and other customarily excluded improvements) against all perils of fire, extended coverage, vandalism, malicious mischief, and special extended perils ("All Risks," as such term is used in the insurance industry). The policy shall include a code upgrade endorsement. In addition, Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage due to perils caused by earthquake and/or flood if the Premises is in a certified flood zone. A stipulated value or agreed amount endorsement deleting the co-insurance provision to the policy shall be procured.


        13.4.3 Tenant shall also obtain and keep in force during the term of this Lease a policy of business interruption insurance covering a period of one
(1) year. This insurance shall cover all real estate taxes, insurance costs and operating expenses for the same period in addition to one (1) year's Base Monthly Rent.


        13.4.4 Tenant shall also obtain and keep in force during the term of this Lease a worker's compensation policy, insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including Employer's Liability insurance, in an amount of not less than One Million Dollars ($1,000,000).


        13.4.5 None of the above-required coverages shall have a deductible in an amount greater than Ten Thousand Dollars ($10,000.00).


        13.4.6 Tenant's insurance shall be primary, and any insurance Landlord may carry, from time to time, shall be secondary and noncontributory.

        13.4.7 Tenant shall provide such other or different insurance coverage as either Landlord or a lender of Landlord may require from time to time.


        13.4.8 If, from time to time, Tenant customarily provides insurance coverage at other of its facilities in amounts which exceed the requirements in this Lease, or other similar facilities carry greater coverage, then Tenant shall similarly provide such greater coverage hereunder.


13.5 ADDITIONAL INSUREDS. Tenant shall name as additional insureds on all insurance, Landlord, Landlord's successors, assignee(s), nominee(s), nominator(s), and agents with an insurable interest as follows:


        "Landlord and, as applicable, its direct and indirect officers, directors, shareholders, members, managers, partners and all successors, assignee(s), subsidiaries, corporations, partnerships, proprietorships, joint ventures, firms, and individuals as heretofore, now, or hereafter constituted on which the named insured has the responsibility for placing insurance and for which similar coverage is not otherwise more specifically provided."


13.6 MORTGAGE ENDORSEMENT. If requested by Landlord, the policies of insurance required to be maintained hereunder shall bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien or security interest in the property with loss payable to such holder or holders as their interests may appear.


13.7 RENEWALS, LAPSES OR DEFICIENCIES. Tenant shall, at least thirty (30) days prior to the expiration of such policies or on or before such earlier date as any lender of Landlord may require, from time to time, furnish renewal certificates of insurance or renewal binders to Landlord and to any lender of Landlord of which Tenant has notice. Should Tenant fail to provide to Landlord the renewals or renewal binders, or in the event of a lapse or deficiency of any insurance coverage specified herein for any reason, Landlord may immediately replace the deficient insurance coverage with a policy of insurance covering the Premises of the type and in the limits set forth above. Upon written notice from Landlord of the placement of insurance, Tenant shall immediately reimburse Landlord for the total cost of premiums and expense of such insurance placement. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies. If Tenant does or permits to be done anything which shall increase the cost of the insurance policies, then upon Landlord's demand Tenant shall reimburse Landlord for any additional premiums attributable to any acts or omissions or operations of Tenant causing the increase in the cost of insurance. Notwithstanding the foregoing, however, if a lender of Landlord shall require, at any time or from time to time, the establishment of a monthly impound account to cover the cost of any insurance coverage required under this Lease, then Tenant shall make such monthly deposits into such account as may be required from time to time by such lender.


13.8 WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for loss or damage caused by any peril insured against under Section 13, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees to the extent that this waiver will not invalidate such insurance. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.


13.9 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant or Tenant's employees, invitees, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, invitees or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, and regardless of the cause of such damage or injury, and whether the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other occupant, if any, of any portion of the Premises.


14. PARTIAL AND TOTAL DESTRUCTION OF THE PREMISES. In the event any part or all of the Premises shall at any time during the term of this Lease be damaged or destroyed, regardless of cause, Tenant shall give prompt notice to Landlord. Tenant shall repair and restore all of the Premises to their original condition, including buildings and all other improvements, as soon as circumstances permit. Tenant shall hold Landlord free and harmless from any and all liability resulting from such repairs and restoration. Tenant shall pay for any cost of repair or restoration in excess of the available insurance proceeds. Tenant is not entitled to any rent abatement during or resulting from a utility stoppage or disruption as well as any disturbance on or partial or total destruction of the Premises. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and provisions of any successor or other law of like import.


                                15. CONDEMNATION.

15.1 CONDEMNATION DAMAGES. In the event of the taking or conveyance of the whole or any part of the Premises by reason of condemnation by any public or quasi-public body, Landlord and Tenant shall represent themselves independently in seeking damages before the condemning body. Each party shall be entitled to the amount awarded respectively to each. Tenant shall only be entitled to make a claim, and Landlord shall not make a claim, in such proceedings for the following:


        15.1.1 A sum attributable to the unamortized values of Tenant's leasehold improvements or alterations, calculated based on the useful life of such improvements or alterations for federal income tax purposes, made to the Premises by Tenant in accordance with this Lease, which improvements or alterations Tenant would have the right to remove from the Premises upon the termination of the Lease pursuant to the provisions of this Lease; and


        15.1.2 Tenant's moving expenses, including, without limitation, its costs in removing its merchandise, furniture, trade fixtures, and equipment.


15.2 TERMINATION OF LEASE OR RENT ADJUSTMENT DUE TO CONDEMNATION. In the event that a condemnation prevents or substantially impairs Tenant's ability to use the Premises for the purposes specified in Section 8, Tenant may terminate this Lease by giving Landlord sixty (60) days written notice of its intention to terminate this Lease after receiving notice of the condemnation from the condemning authority. The effective date of the termination shall be the actual date of such taking. In the event of termination, the rent for the last month of Tenant's occupancy shall be prorated, and Landlord shall refund to Tenant any rent paid in advance. Tenant shall thereupon be released from its obligation to pay rent. In the event that a condemnation does not prevent or substantially impair Tenant's ability to use the Premises for the purposes specified in
Section 8, the Base Monthly Rent shall be reduced in proportion to the amount by which the square footage of the Premises has been reduced by such condemnation.


                         16. ASSIGNMENT AND SUBLETTING.

16.1 NO TRANSFERS. Except as set forth in Section 16.2, Tenant may not, directly or indirectly, (a) sell, assign, transfer, mortgage, pledge or hypothecate the whole or any part of its interest under this Lease, (b) sublet the whole or any part of the Premises, or (c) allow the occupancy of the whole or any part of the Premises by another by license, concession, joint venture, management agreement, or otherwise, without in each case obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. It is hereby deemed reasonable for Landlord to withhold its consent, without limitation, if said decision is rendered in good faith and is based upon the character, reputation, financial condition, and/or business acumen and experience of Tenant's proposed successor or if Landlord is required to obtain the consent of any lender to such proposed subletting or assignment and, for whatever reason, such lender does not give such consent. Likewise, any conditional or delayed response by Landlord to any such proposed subletting or assignment shall conclusively be deemed reasonable on the part of Landlord if caused by any corresponding conditional or delayed response by such lender. For the purposes of this Section 16 and this Lease generally, any of the events set forth in subsection (a), (b), or (c) above or as provided in this Section 16.1.1, and whether being done directly or indirectly, shall be deemed included in the references "assign," "assignment," "sublet," "subletting", "transfer" or any other word of like or similar import. Without limiting the discretion of Landlord in granting or withholding consent under this Section 16, Tenant shall not request the consent of Landlord to a transfer, subletting or assignment (i) for any use other than the uses specified for certain portions of the Premises in Section 8 hereof or (ii) to any party if the quality of the business operation is or may be adversely affected thereby. Landlord shall further not be required to consent to any assignment if Tenant does not concurrently deliver to Landlord a reaffirmation of any guaranty of this lease, acceptable to Landlord in its sole discretion, consenting to such assignment. Any transfer, subletting or assignment to which Landlord has consented shall be by an instrument in writing, satisfactory to Landlord, and any assignee, sublessee, transferee, licensee, concessionaire or mortgagee shall agree for the benefit of Landlord to be bound by, assume and perform all the terms, covenants and conditions of this Lease. If Tenant transfers, sublets or assigns its interest in this Lease, then, except in the case of one or more subleases for not more than an aggregate of twenty five percent (25%) of the Premises in which case the following shall not apply, the Base Monthly Rent shall be automatically increased, but not decreased, as of the effective date of such subletting or assignment by an amount equal to fifty percent (50%) of the difference between the then current Base Monthly Rent and the "Fair Market Rental Rate", which shall be determined as provided in the following subsection. In the event of a subletting or assignment of all or any part of the Premises, due consideration shall be given, in determining both the current Base Monthly Rent and the Fair Market Rental Rate for the sublet or assigned portion of the Premises, that not every part of the Premises may be of equal value to a tenant such that any stated rental rate for the entire Premises may understate or overstate what the corresponding rental rate for only a particular portion of the Premises might be inasmuch as any rental rate for the entire Premises represents a "blended" rental rate for all the different portions of the Premises.


        16.1.1 Landlord and Tenant shall each select a real estate broker with at least ten (10) years experience leasing commercial space in the Thousand Oaks area, and within ten (10) business days after both appraisers have been so selected, each shall submit to the other his or her estimate of the Fair Market Rental Rate, for Base Monthly Rent for a new lease of similar duration for the Premises. If either broker fails to timely submit his or her estimate, such estimate shall be disregarded and the one (1) timely estimate shall alone constitute the Fair Market Rental Rate for the Premises. If each broker provides a timely estimate and the higher of the two (2) is within five percent (5%) of the lower, the two (2) shall be averaged, and such average shall be the Fair Market Rental Rate for the Premises. If the two (2) estimates are not so within five percent (5%), the two (2) brokers shall within an additional ten (10) business days select a third qualified broker, who shall submit his or her estimate to the other two (2) brokers within ten (10) business days after he or she is selected, and the two (2) closest estimates shall be averaged, and such average shall be the Fair Market Rental Rate for the Premises. If either party fails timely to select its broker as provided above, the other party's broker alone shall determine the Fair Market Rental Rate for the Premises. If the two
(2) brokers selected by Landlord and Tenant are unable to timely agree upon a third broker, or if the third broker fails to timely submit his or her estimate, the third broker (or a replacement therefor in the event the third broker selected by the first two (2) has failed to timely submit his or her estimate) shall be selected by the Landlord. Each party shall pay the fees and costs of its broker and fifty percent (50%) of the fees and costs of the third broker (if one is required). In determining the Fair Market Rental Rate, Landlord and Tenant, and all brokers, if any are needed, shall look to the net effective rent payable on leases for comparable space in buildings of comparable size, quality and location, with due regard to the Base Monthly Rent for the Extension Terms, and to the then-prevailing base year or other method of calculating and charging for costs of operation, but valuing the existing improvements, if any, in the subject space on the basis of renting to a tenant for whom said improvements are acceptable as adequate. No deduction shall be made for customary or other broker's fees, legal expenses, or other expense which may be saved, or for tenant improvement allowances and/or tenant improvement construction time which may be saved.


        16.1.2 If Tenant is a corporation, limited liability company, unincorporated association, trust, general or limited partnership or any other entity, then the direct or indirect sale, assignment, transfer or hypothecation of any stock or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) of all such interests shall be deemed an assignment or transfer subject to the provisions of this Section 16 and otherwise for this Lease generally. Upon the occurrence of an Event of Default (as provided in Section 17), if the Premises (or any part thereof) have been sublet, then Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such sublessee all rents becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease. If a permitted sublease terminates by reason of a termination of the Lease, Landlord may, in its sole discretion, elect, by delivering written notice to such subtenant, to assume the obligations of Tenant under such sublease, in which event such subtenant shall recognize Landlord as the sublandlord under the sublease as if Landlord were Tenant under such sublease (an "Assumption"). If there shall be an Assumption, then Landlord shall not be liable to subtenant for (a) the return of any security deposit that may have been previously posted by such subtenant under such sublease, (b) any construction obligation of Tenant under such sublease or
(c) any default of Tenant under such sublease, including, without limitation, any default that may be in the nature of a continuing default commencing prior to the Assumption and continuing thereafter. Any assignment or transfer of Tenant's interest under this Lease, and any proposed subletting or occupancy of the Premises not in compliance with this Section 16, shall be void and shall, at the option of Landlord exercisable by notice to Tenant, terminate this Lease. This Lease shall not be assignable by operation of law, except that if Tenant is a natural person, then this Lease shall be binding upon and inure to the benefit of the estate of Tenant.


        16.1.3 If Tenant sublets any of the Club portion of the Premises for a use that is not exclusively for the benefit of the members of Tenant's Club, then upon the effective date of such subletting, the Base Monthly Rent for such portion of the Premises shall be the greater of (i) Fair Market Rental Rate (as defined above) or (ii) the Base Monthly Rent payable immediately before such event.


16.2 PERMITTED TRANSACTIONS.


        16.2.1 Notwithstanding anything to the contrary contained in this
Section 16, the issuance or trading of stock registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to result in an assignment hereunder, and shall not require the prior written consent of the Landlord.


        16.2.2 Notwithstanding anything to the contrary contained in this
Section 16, Tenant may assign its interest in this Lease or sublet any part of the Premises, without the prior written consent of Landlord, to (i) any corporation or other entity into which or with which Tenant or its parent merges or consolidates; (ii) any parent, subsidiary, successor or affiliated corporation of Tenant or its parent; or (iii) any corporation or other entity which acquires all or substantially all of the assets or issued and outstanding shares of capital stock of Tenant or its parent; provided, in any and each such instance, that any such assignee or successor shall agree in writing, in form and substance reasonably acceptable to Landlord, to assume and perform all of the terms and conditions of this Lease on Tenant's part to be performed. In the event of any transaction of a type described in this Section 16.2.2 that involves a change in control or in the event of any other transaction that, directly or indirectly, involves a change in control, and as to the Club's portion a change in use (even with Landlord's consent which is required), then the Base Monthly Rent immediately following such event shall be automatically increased, but not decreased, as of the effective date of such change by an amount equal to fifty percent (50%) of the difference between the then current Base Monthly Rent and the Fair Market Rental Rate for the Premises (as defined above); provided, however, for the purpose of this calculation (A) during the initial ten years of the Term the then current Base Monthly Rent for the Premises shall be deemed reduced by Six Thousand Six Hundred Sixty Seven Dollars ($6,667) per month and (B) for the Base Monthly Rent payable pursuant to Subsections 4.3.1, 4.3.2, 4.3.3, 4.3.4 and 4.3.5, if applicable, shall each increase, but not decrease, by the same percentage increase as the increase as a result of the provision of this Subsection. As used in this Section 16.2.2, a transaction, or series of transactions, shall result in a "change in control" if, as a result of such transaction or series of transactions, there shall have been a change in the person or persons having the ultimate power, directly or indirectly and whether through the ownership of equity interests (whether limited partnership interests, limited liability company interests, stock, and/or any other interests), the ownership of debt instruments or by contract right, to direct the Tenant.


        16.2.3 Notwithstanding anything to the contrary contained in this
Section 16, Tenant may sublet up to 25% of the Club portion of the Premises for ancillary uses typical to a Spectrum Club, in any such instance without the prior written consent of Landlord, if (A) Tenant provides Landlord with a copy of any such sublease promptly upon written request, from time to time, by Landlord, (B) except for the economic terms of any such sublease, the terms and conditions of such sublease are consistent with the terms and conditions of this Lease and (C) any such subtenant agrees, in its sublease as regards itself and its sublease, to provide directly to Landlord, from time to time, the information specified in Sections 22.3 and 23.2.


        16.2.4 Notwithstanding anything to the contrary contained in this
Section 16, Tenant may sublease the Office Space portion of the Premises for general office use, and no other use, in any such instance without the prior written consent of Landlord but subject to the requirements of any lender of Landlord, if (A) Tenant provides Landlord with a copy of any such sublease promptly when executed and thereafter promptly upon written request, from time to time, by Landlord, (B) except for the economic terms of any such sublease, the terms and conditions of such sublease are consistent with the terms and conditions of this Lease, (C) any such subtenant agrees, in its sublease as regards itself and its sublease, to provide directly to Landlord, from time to time, the information specified in Sections 22.3 and 23.2 and (D) the economic terms and conditions of any such sublease, when taken as a whole, are no more favorable to such subtenant than market conditions for comparable office space in Thousand Oaks, California at the time of such sublease.


16.3 LANDLORD'S ADDITIONAL RIGHTS RE CLUB SUBLETTING. If (i) Tenant (or an approved sublessee) desires to sublet any portion of the Club portion of the Premises for a use other than that specified in Section 8, and (ii) the portion of the Club portion of the Premises so desired to be sublet shall, when aggregated with all other portions of the Premises then being sublet for any use other than that specified in Section 8, account for more than twenty-five percent (25%) of the Club portion of the Premises, then Tenant shall give not less then ninety (90) days' prior written notice thereof to Landlord setting forth the name of the proposed subtenant, the term, rental rate and all other relevant particulars of the proposed subletting, including without limitation, evidence satisfactory to Landlord that the proposed sublessee will immediately occupy and thereafter use the sublet portion of the Premises for the entire term of the sublease. In addition to

Landlord's right of approval pursuant to Section 16.1, Landlord shall have the option, if any such subletting is proposed, to cancel this Lease as to the affected portion of the Premises as of the proposed effective date of the subletting set forth in Tenant's notice. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written request. Upon any such cancellation, Tenant shall pay to Landlord all amounts, as estimated by Landlord, payable by Tenant to such termination date with respect to that portion of any obligations, costs or charges which are the responsibility of Tenant under this Lease allocable to the affected portion of the Club portion of the Premises. Further, upon any such cancellation, (a) Landlord and Tenant shall have no further obligations or liabilities to each other with respect to the affected portion of the Club portion of the Premises, except with respect to obligations or liabilities which have accrued as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed for the expiration of the term) and (b) if less than all of the Club portion of the Premises are sublet, then the rent payable under Section 4 shall be reduced by the lesser of (i) a prorated reduction of rent based upon the area of the sublet portion as compared with the entire Premises, (ii) the base rent payable as set forth in the proposed sublease, and (iii) Landlord's reasonable allocation as between the sublet portion and the remainder of the Premises. Upon any such cancellation, any new tenant (and any such new tenant's employees, licensees and invitees) to whom Landlord may elect, from time to time, to lease any or all of the affected portion of the Premises shall be entitled to undisturbed ingress and egress through the unaffected portion of the Premises still leased by Tenant if and to the extent reasonably necessary for such new tenant to access its new premises but subject to Tenant's rules of operation for its Club applied in a consistent and nondiscriminatory manner. Without limitation, Landlord may lease the affected portion of the Club portion of the Premises to the proposed sublessee, without liability to Tenant. Landlord's failure to exercise said cancellation right as herein provided shall not be construed as Landlord's consent to the proposed subletting.


16.4 LANDLORD'S ADDITIONAL RIGHTS RE ASSIGNMENT. Tenant shall in no event assign less than its entire interest in this Lease. If Tenant desires to assign all (but not less than all) of its interest in this Lease, Tenant shall give not less than ninety (90) days' prior written notice thereof to Landlord setting forth the name of the proposed assignee, the terms of the assignment, and any other relevant particulars of the proposed assignment. In addition to Landlord's right of approval pursuant to Section 16.1, Landlord shall have the option, if any such assignment is proposed, to cancel this Lease as of the proposed effective date of the assignment set forth in Tenant's notice. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within sixty (60) days following Landlord's receipt of Tenant's written request. Upon any such cancellation, Tenant shall pay to Landlord all amounts, as estimated by Landlord, payable by Tenant to such termination date with respect to any obligations, costs or charges which are the responsibility of Tenant under this Lease. Further, upon any such cancellation, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which have accrued as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed for the expiration of the term). Without limitation, Landlord may lease the Premises to the proposed assignee, without liability to Tenant. Landlord's failure to exercise said cancellation right as herein provided shall not be construed as Landlord's consent to the proposed assignment.


16.5 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay Base Monthly Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one (1) assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, then Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under the Lease. In this regard, Tenant waives any rights or defenses of a surety, including without limitation any set forth in California Civil Code Sections 2809, 2810, 2814, 2815, 2819, 2825, 2839, 2845 through 2850, 2899 and 3433, in
Article 3 of the California Commercial Code and in any other relevant statutes now or hereafter enacted.


16.6 LANDLORD'S RIGHT OF ASSIGNMENT. Landlord shall be free at all times, without need of consent or approval by Tenant, to assign its interest in this Lease and/or to convey fee title to the Premises. Each conveyance by Landlord of Landlord's interest in the Lease or the Premises prior to expiration or termination hereof shall be subject to this Lease and shall relieve the grantor of any further obligations or liability as Landlord, and Tenant shall look solely to Landlord's successor in interest for all future obligations of Landlord. Tenant hereby agrees to attorn to Landlord's successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure, or otherwise pursuant to the terms and conditions set forth in
Section 22.2 herein. The term "Landlord" as used in this Lease, so far as covenants and obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Premises.


                          17. DEFAULT AND TERMINATION.

17.1 EVENTS OF DEFAULT. The occurrence of any of the following events (each an "Event of Default") shall constitute a default by Tenant:


        17.1.1 Failure by Tenant to pay rent within five (5) days of when due.


        17.1.2 Failure by Tenant to perform or comply with any provision of this Lease (other than as set forth in Subsections 17.1.1, 17.1.4, 17.1.5, 17.1.6,
17.1.7 and 17.1.8) if the failure is not cured within thirty (30) days after notice has been given to Tenant. If, however, the failure cannot reasonably be cured within such thirty (30) day cure period, Tenant shall not be in default of this Lease if Tenant commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure; provided that if required by any lender, from time to time, then not more than an additional ninety (90) days shall elapse before a cure is completed.


        17.1.3 To the extent permitted by law, (i) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (ii) the filing by or against Tenant or any guarantor of any proceeding under any insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (iii) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within (30) days, or (iv) any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.


        17.1.4 Failure by Tenant to timely deliver any estoppel certificate pursuant to Section 22.3.


        17.1.5 The vacating of the Club by Tenant without the intention to reoccupy same, or the abandonment of the Club by Tenant.


        17.1.6 The vacating of a material part of the Office Space by office subtenants without Tenant's intention, and continuing diligent efforts, to release the same, or the abandonment of a material part of the Office Space by Tenant and its office subtenants.

        17.1.7 The discovery by Landlord that any financial statement given to Landlord by Tenant, any assignee of Tenant, any subtenant of Tenant, any successor in interest of Tenant or any guarantor was materially false.


        17.1.8 Failure by Tenant to timely deliver any Non-Disturbance Agreement pursuant to Section 22.1.


        17.1.9 [INTENTIONALLY OMITTED].


        17.1.10 If the performance of Tenant's obligations under this Lease is guaranteed: (i) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (ii) a guarantor's refusal to honor its guaranty, (iii) a guarantor's breach of its guaranty obligation on an anticipatory breach basis and Tenant's failure, within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equal or exceeds the combined financial resources of Tenant and the guarantor that existed at the time of execution of this Lease or (iv) the default by any guarantor under its guaranty, or the attempt by any such guarantor to revoke, terminate or otherwise limit said guaranty.


17.2 LANDLORD'S REMEDIES. Landlord shall have any one or more of the following remedies after the occurrence of an Event of Default by Tenant. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, in equity, or otherwise:


        17.2.1 Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant immediately shall surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord, without prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, may reenter and take possession of the Premises and expel or remove Tenant and any other person or entity occupying the Premises or any part thereof, without being liable for any damages, whether caused by the negligence of Landlord or otherwise. Tenant hereby waives the protection available under Code of Civil Procedure Sections 1174 and 1179 and any related sections presently existing or hereinafter enacted. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Premises, and any personal property of Tenant may be removed from the Premises and stored in any public warehouse at the risk and expense of Tenant.


        17.2.2 No act by Landlord other than giving notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of this Lease. On termination of the Lease, Landlord shall have the right to recover from Tenant:


        17.2.2.1 The worth at the time of the award of the unpaid rent that had been earned at the time of termination of this Lease; and


        17.2.2.2 The worth at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease if the Lease had not been terminated until the time of award exceeds the amount of the loss of rent that Tenant proves reasonably could have been avoided; and


        17.2.2.3 The worth at the time of the award of the amount by which the unpaid rent that would have been earned if the Lease had not been terminated for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves reasonably could have been avoided; and

Any other amount, including court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.


        17.2.2.4 The phrase "worth at the time of the award" as used in clauses
17.2.2.1 and 17.2.2.2 above is to be computed by allowing interest at the rate of twelve percent (12%) per annum, but not to exceed the then legal rate of interest. The same phrase as used in clause (iii) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).


        17.2.3 Landlord may re-enter and take possession of the Premises without terminating this Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise. Landlord may relet the Premises, or any part of them, to third parties, but has no obligation to do so. Landlord may relet the Premises on whatever terms and conditions Landlord, in its reasonable discretion, deems advisable. Reletting can be for a period shorter or longer than the remaining term of this Lease. Landlord's action under this Subsection is not considered an acceptance of Tenant's surrender of the Premises unless Landlord so notifies Tenant in writing. Tenant shall be immediately liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises as required by the reletting, and like costs. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting.


        17.2.3.1 If Landlord elects to relet the Premises without terminating this Lease, any rent received will be applied to the account of Tenant, not to exceed Tenant's total indebtedness to Landlord; no reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant in writing that the Lease has been terminated. If Landlord elects to relet the Premises, rent that Landlord receives from reletting will be applied to the payment of: (i) first, any indebtedness from Tenant to Landlord other than rent due from Tenant; (ii) second, all costs, including maintenance, incurred by Landlord in reletting; and (iii) third, rent due and unpaid under the Lease. After deducting the payments referred to in this Subsection, any sum remaining from the rent Landlord receives from reletting will be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant will pay to Landlord, in addition to the remaining rent due, all costs, including maintenance, Landlord incurred in reletting which remain after applying the rent received from the reletting. Tenant shall have no right to or interest in the rent or other consideration received by Landlord from reletting to the extent it exceeds Tenant's total indebtedness to Landlord.


        17.2.3.2 The purpose of this Section 17.2.3 is to give Landlord the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations); it being agreed that the restrictions imposed by this Lease on Tenant's right to sublet or assign are reasonable.


        17.2.4 Re-enter the Premises without terminating this Lease and without being liable for any damages, whether caused by the negligence of Landlord or otherwise, and do whatever Tenant is obligated to do under the terms of this Lease. The expenses incurred by Landlord in affecting compliance with Tenant's obligations under this Lease immediately shall become due and payable to Landlord as additional rent.

        17.2.5 In all events, Tenant is liable for all damages of whatever kind or nature, direct or indirect, suffered by Landlord as a result of the occurrence of an Event of Default. If Tenant fails to pay Landlord in a prompt manner for the damages suffered, Landlord may pursue a monetary recovery from Tenant. Included among these damages are all expenses incurred by Landlord in repossessing the Premises (including, but not limited to, increased insurance premiums resulting from Tenant's vacancy), all expenses incurred by Landlord in reletting the Premises (including, but not limited to, those incurred for advertisements, brokerage fees, repairs, remodeling to the Premises, and replacements), all concessions granted to a new tenant on a reletting, all losses incurred by Landlord as a result of Tenant's default (including, but not limited to, any unamortized commissions paid in connection with this Lease), a reasonable allowance for Landlord's administrative costs attributable to Tenant's default, and all reasonable attorneys, fees incurred by Landlord in enforcing any of Landlord's rights or remedies against Tenant.


        17.2.6 Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise that remedy later or of any rent, damages, or other amounts due to Landlord hereunder.


        17.2.7 Whether or not Landlord elects to terminate this Lease or Tenant's right to possession of the Premises on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity, including, but not limited to, the right to re-enter the Premises and, to the maximum extent provided by law, Landlord shall have the right to terminate any and all subleases, licenses, concessions, or other consensual arrangements for possession entered into by Tenant and affecting the Premises or, in Landlord's sole discretion, may succeed to Tenant's interest in such subleases, licenses, concessions, or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions, or arrangements, Tenant shall have no further right to or interest in the rent or other consideration receivable thereunder as of the date of notice by Landlord of such election.


17.3 LATE CHARGE. If Tenant fails to pay when due any payment of rent or other charges which Tenant is obligated to pay to Landlord under this Lease, there shall be a late charge in the amount of (a) five percent (5%) or (b) if higher, such higher amount, from time to time, as may apply to any late payment under any loan secured by the Premises, of each such obligation. This sum is intended to compensate for accounting and administrative expenses incurred, as well as the loss of the use of funds. In addition to the late charge, any and all rent or other charges which Tenant is obligated to pay to Landlord under this Lease which are unpaid shall bear interest at the rate set forth in Section 17.5 from the date said payment was due until paid.


17.4 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease term shall be deemed to constitute an acceptance by Landlord or a surrender of Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated properly. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.


17.5 INTEREST CHARGES. Any amount not paid by one party to the other when due to the other party will bear interest from the date due at the lower of (i) the default rate of interest under any loan secured, in whole or in part, by the Premises, or any part thereof, or, if there shall be no such loan, then the prime commercial rate being charged by the Bank of America N.A. in effect on the date due plus two percent (2%) per annum; and (ii) the maximum rate permitted by law. If Bank of America N.A. is no longer in existence, then another comparable bank or financial institution shall be substituted by Landlord.


17.6 DEFAULT BY LANDLORD. Landlord shall be in default if Landlord fails to perform any provision of this Lease required of it and the failure is not cured within thirty (30) days after notice has been given to Landlord. If, however, the failure cannot reasonably be cured within such thirty (30) day cure period, Landlord shall not be in default of this Lease if Landlord commences to cure the failure within the cure period and diligently and in good faith continues to cure the failure. Notices given under this Section 17.6 shall specify the alleged breach and the applicable Lease provisions and shall, in order to be valid, be given concurrently to any lender holding a mortgage, deed of trust or other security interest in the Premises. If Landlord has failed to cure a default within the required period, such lender shall have an additional thirty
(30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach, default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.


17.7 IMPOUNDS. If a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent or for three (3) consecutive installments of other monetary obligations of Tenant under the terms of this Lease, then Tenant shall pay to Landlord, if Landlord shall so request and if no lender is then requiring any such impounds, in addition to any other payments required under this Lease, a monthly advance installment (as estimated by Landlord) payable at the same time as the monthly rents for real property tax and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Landlord by Tenant under the provisions of this paragraph are insufficient to discharge the obligations of Tenant to pay such real property taxes and insurance premiums as the same become due, then Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this paragraph may be intermingled with other moneys of Landlord and shall not bear interest for the benefit of Tenant. If Tenant defaults in the performance of Tenant's obligations under this Lease, then any balance remaining from funds paid to Landlord under the provisions of this paragraph may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of real property tax and insurance premiums.


18. RIGHT OF INSPECTION. Landlord, Landlord's lender(s) and any authorized representatives thereof shall have the right after seventy-two (72) hours prior written notice to Tenant, except in the event of an emergency in which case no notice is required, to enter upon the Premises from time to time and at all reasonable hours for the purpose of inspecting the Premises, making repairs, additions, or alterations in or upon the Premises or exhibiting the Premises to prospective tenants, purchasers, lenders or others. Provided Tenant is not in default beyond any applicable cure period, Landlord shall not exhibit any "for sale", "for rent" or like signs, except pending the cure of any default or during the final one hundred eighty (180) days of the term of the Lease.


19. WAIVER OF BREACH. No waiver by Landlord of any breach of any one or more of the terms, covenants, conditions, or agreements of this Lease shall be deemed to imply or constitute a waiver of any succeeding or other breach. Failure of Landlord to insist upon the strict performance of any of the terms, conditions, covenants, and agreements of this Lease shall not constitute or be considered as a waiver or relinquishment of Landlord's rights to subsequently enforce any default, term, condition, covenant, or agreement, which shall all continue in full force and effect. The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have.


                                  20. NOTICES.


20.1 NOTICE REQUIREMENTS. All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any registered agent of the party to whom notice is being given; or (ii) on the date delivered when sent via Overnight Mail or reputable overnight delivery service such as, without limitation, Federal Express, properly addressed and postage prepaid with proof of delivery; or (iii) on the date sent via facsimile transmission with a concurrent copy being sent by another approved means hereunder; or (iv) seventy-two (72) hours after the time the same is deposited in the United States mail, properly addressed and first class postage prepaid, return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate such address may be changed by written notice given to the other party in accordance with this Section.


          If to Tenant:      The Spectrum Club Company, Inc.
                             Attn:  Real Estate Notices
                             11100 Santa Monica Boulevard, Suite 300
                             West Los Angeles, California  90025
                             Phone number:  (310) 479-5200
                             Fax number:  (310) 479-4350

          If to Landlord:    West Hollywood Property Limited Partnership
                             1990 Westwood Boulevard, 3rd Floor
                             Los Angeles, California  90025
                             Attention:  Les E. Lederer
                             Phone number: 310/470-6380
                             Fax number:  310/474-0470


                                      -and-


                             2400 Willow Lane Associates Limited Partnership 11100 Santa Monica, Suite 300
                             Los Angeles, California 90025
                             Attention:  Michael Talla
                             Phone number:  310/479-5200
                             Fax number:  310/479-4350

20.2 PAYMENTS UNDER LEASE. Rent and all other payments due to Landlord under this Lease shall be paid in lawful money of the United States of America without offset or deduction to the name and at the address first given above or to such other persons or parties or at such other places as Landlord may from time to time designate in writing.


21. RELATIONSHIP OF THE PARTIES. This Lease shall not be deemed or construed by the parties, nor by any third party, as creating the relationship of (i) principal and agent, (ii) partnership, or

(iii) joint venture between the parties. Neither the method of computation of rent nor any other provision of this Lease, nor any acts of the parties are other than in the relationship of Landlord and Tenant.


           22. SUBORDINATION, NON-DISTURBANCE ATTORNMENT AND ESTOPPEL.


22.1 SUBORDINATION AND NON-DISTURBANCE. Subject to the provisions of this Section, this Lease and the leasehold estate created hereby shall be, at the option and upon written declaration of Landlord, subject, subordinate, and inferior to the lien and estate of any liens, trust deeds, and encumbrances ("Mortgages"), and all renewals, extensions, or replacements thereof, now or hereafter imposed by Landlord upon the Premises; provided, however, that this Lease shall not be subordinate to any Mortgage arising after the date of this Lease, or any renewal, extension, or replacement thereof, unless and until Landlord provides Tenant with an agreement ("Non-Disturbance Agreement"), signed and acknowledged by each holder of any such interest, setting forth that, so long as Tenant is not in default hereunder, Landlord's and Tenant's rights and obligations hereunder shall remain in force and Tenant's right to possession shall be upheld. If any mortgagee, trustee or ground lessor shall elect to subordinate the lien of its mortgage, deed of trust or ground lease to this Lease, and shall give written notice thereof to Tenant, then this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. The Non-Disturbance Agreement may contain such additional provisions regarding nondisturbance, subordination and attornment as are customarily requested by secured lenders with liens encumbering real property security similar to the Premises. Tenant shall, within ten (10) days following a request by Landlord, execute, acknowledge and deliver the Non-Disturbance Agreement, and any other subordination agreement or other documents required to establish of record the priority of any such encumbrance over this Lease. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute an Event of Default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section. In addition, as long as they do not materially increase Tenant's monetary obligations or materially diminish Tenant's rights hereunder, Tenant agrees to make such modifications to this Lease as may be required by a lender not affiliated with Landlord in connection with the obtaining of financing or refinancing of the Premises. In addition, even if any such modification did materially increase Tenant's monetary obligations or materially diminish Tenant's rights hereunder, Tenant nonetheless still shall make such modification if (i) it is a reasonable modification for such lender to require under the circumstances and (ii) Landlord, in its sole discretion, elects, as between Landlord and Tenant, to bear any increased costs resulting from such modification that otherwise would be borne by Tenant.


22.2 ATTORNMENT. In the event of foreclosure of any Mortgage, whether superior or subordinate to this Lease, then (i) this Lease shall continue in force; (ii) Tenant's quiet possession shall not be disturbed unless this Lease is otherwise terminated pursuant to its terms; (iii) Tenant shall attorn to and recognize the mortgagee or purchaser at foreclosure sale ("Successor Landlord") as Tenant's landlord for the remaining term of this Lease; and (iv) the Successor Landlord shall not be bound by (a) any security deposit or payment of rent for more than one month in advance; (b) any amendment, modification, or ending of this Lease without the Successor Landlord's consent after the Successor Landlord's name is given to Tenant pursuant to the notice requirements set forth in Section 20.1 herein, unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Landlord's prior agreement or consent; and (c) any liability for any act or omission of a prior Landlord.


22.3 TENANT'S ESTOPPEL CERTIFICATE. Tenant shall execute and deliver to Landlord, from time to time and within ten (10) days after receipt of Landlord's request, any estoppel certificate or other statement to be furnished to any prospective purchaser of or any lender against the Premises. Such estoppel certificate shall acknowledge and certify, without limitation, each of the following matters, to the extent each may be true: that this Lease is in effect and not subject to any rental offsets, claims, or defenses to its enforcement; the commencement and termination dates of the term; that Tenant is paying rent on a current basis; that any improvements required to be furnished under the Lease have been completed in all respects; that the Lease constitutes the entire agreement between Tenant and Landlord relating to the Premises; that Tenant has accepted the Premises and is in possession thereof; that the Lease has not been modified, altered, or amended except in specified respects by specified instruments; and that Tenant has no notice of any prior assignment, hypothecation, or pledge of rents or the Lease. Tenant shall also, upon request of Landlord, certify and agree for the benefit of any lender against the Premises that Tenant will not look to such lender: as being liable for any act or omission of Landlord; as being obligated to cure any defaults of Landlord under the Lease which occurred prior to the time such lender, its successors or assigns, acquired Landlord's interest in the Premises by foreclosure or otherwise; as being bound by any payment of rent or additional rent by Tenant to Landlord for more than one (1) month in advance; as being bound by Landlord to any amendment or modification of the Lease without such lender's written consent; or as being obligated to return any security deposit.


        22.3.1 If Tenant does not deliver such estoppel certificate or statement to Landlord within such ten (10) day period, in addition to the remedies of Landlord under Section 17.2, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and conditions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Monthly Rent or other charges have been paid in advance;
(iv) that Landlord is not in default under this Lease and (v) the security deposit has not been increased from the amount stated in Section 7. In such event, Tenant shall be estopped from denying the truth of such facts. In addition, Tenant shall be liable for any consequential damages suffered by Landlord as a result of the Event of Default described in Section 17.1.4.


23. TENANT'S FINANCIAL STATEMENTS. From time to time during the term of the Lease and within ten (10) days of any request by Landlord, Tenant shall provide Landlord with Tenant's current and past three (3) years profit and loss statements, balance sheet, statement of changes in financial position, and notes to the financial statements both for Tenant's operations as a whole and for the operations of the Premises (and each component thereof) separately, in each case, either audited by an independent certified public accountant or accounting firm or certified by Tenant's Chief Financial Officer.


                              24. ATTORNEYS' FEES.

24.1 RECOVERY OF ATTORNEYS' FEES AND COSTS OF SUIT. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights, or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action.


24.2 PARTY TO LITIGATION SUBJECT TO SECTION 24.1. Subject to Section 24.1, Tenant shall indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands, and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (i) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (ii) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (iii) otherwise arising out of or resulting from any action or transaction of Tenant or such other person; or (iv) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.


24.3 LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys', fees and other costs incurred in connection with Tenant's request for Landlord's consent under Section 16, "Assignment and Subletting," or in connection with any other act which Tenant proposes to do and which requires Landlord's consent. Landlord may request a deposit from Tenant toward the payment of such reasonable attorneys' fees and expenses as a condition precedent to considering any such request, and such deposit shall apply against (but not limit) the amount payable by Tenant for such attorneys' fees and expenses. Landlord shall have no liability for damages resulting from Landlord's failure to give any consent, approval, or instruction reserved to Landlord. Tenant's sole remedy in any such event shall be an action for declaratory relief.


                             25. HAZARDOUS MATERIAL.

25.1 ENVIRONMENTAL COMPLIANCE. Tenant shall not cause or permit any Hazardous Material to be brought upon, or used in or about the Premises by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept, and stored in a manner that complies with all laws relating to such Hazardous Material). If Tenant breaches the obligations stated in the preceding sentence, if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, or if contamination of the Premises by Hazardous Material otherwise exists or occurs and Landlord is not responsible for the contamination, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space of the Premises, and sums paid in settlement of claims, attorneys' fees, consultation fees, and expert fees) which arise during or after the term of the Lease as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises, Tenant shall promptly take all actions at its sole expense as are recommended by environmental engineers hired by Tenant and are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.


25.2 TENANT RESPONSIBLE FOR HAZARDOUS MATERIALS. Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Environmental Laws relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant including, without limitation, the following: (i) a change in Environmental Laws which relate to Hazardous Material which make Hazardous Material present on the Premises as of the Commencement Date, whether known or unknown to Landlord, a violation of such new Environmental Laws; (ii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to or under the Premises before or after the Commencement Date; (iii) Hazardous Material present or under the Premises as a result of any discharge, dumping, or spilling (whether accidental or otherwise) on the Premises by other tenants of the Premises or their agents, employees, contractors, or invitees, or by others before or after the Commencement Date; or (iv) any Hazardous Material present in, on, under or about the Premises, including, without limitation, in the soil or ground water, before or after the Commencement Date. Accordingly, Landlord and Tenant agree that the cost of complying with Environmental Laws relating to Hazardous Material on the Premises for which Landlord is legally liable during the term of the Lease shall be the responsibility and shall be paid by Tenant. To the extent any such expense relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties, or other action, Tenant shall be entitled to a reimbursement to the extent it has paid the maintenance expense to which such recovery or reimbursement relates.


25.3 LANDLORD NOT RESPONSIBLE FOR HAZARDOUS MATERIALS. As between Landlord and Tenant, and notwithstanding anything to the contrary that may otherwise be contained in the Lease, Landlord shall not be responsible for complying with any Environmental Laws as regards any Hazardous Material in, on, under or about the Premises of whatever type and wherever, whenever or however occurring, and Tenant shall be solely responsible therefor.


25.4 SURVIVAL. The provisions of this Section 25 shall survive termination of this Lease.


                                 26. GUARANTOR.

26.1 The effectiveness of this Lease is further conditioned upon the concurrent delivery to Landlord by Tenant of a guaranty, in form and substance identical to that attached as Exhibit E, originally executed by The Sports Club Company, Inc., with such guarantor's signature having been notarized.


26.2 It shall constitute an Event of Default of the Tenant under this Lease if any such guarantor fails or refuses, upon reasonable request by Landlord, to give any or all of the following: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the guarantor (and of the party signing on guarantor's behalf) to obligate such guarantor on said guaranty, and including in the case of corporate guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf, (b) current financial statements of guarantor as may from time to time be requested by Landlord, (c) an estoppel certificate, or (d) written confirmation that the guaranty is still in effect.


27. RESERVATIONS. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.


                             28. GENERAL PROVISIONS.

28.1 FULL POWER AND AUTHORITY TO ENTER LEASE. Each of the parties, and each individual signing on behalf of such party, covenants, represents and warrants to the other party that such party, and such individual, has full power and authority to enter into this Lease.


28.2 GENDER; NUMBER; CONSTRUCTION. The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural, whenever the context requires. This Lease shall be construed neutrally and not against the drafter


28.3 CAPTIONS. Captions in this Lease are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Lease or any of its terms.


28.4 EXHIBITS. All attached exhibits are a part of this Lease and are incorporated in full by this reference.


28.5 ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, drafts, representations and statements, oral or written, are merged into this Lease.

28.6 MODIFICATION. No modification, waiver, amendment, discharge, or change of this Lease (collectively, a "Modification") shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought. It shall be a condition precedent to the effectiveness of any Modification that Tenant deliver to Landlord a reaffirmation of any guaranty of this Lease, acceptable to Landlord in its sole discretion, consenting to such Modification.


28.7 JOINT AND SEVERAL LIABILITY. If any party consists of more than one person or entity, the liability of each such person or entity signing this Lease shall be joint and several.


28.8 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the state of California.


28.9 TIME OF ESSENCE. Time is of the essence of every provision of this Lease.


28.10 SEVERABILITY. In the event any term, covenant, condition, or provision of this Lease is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Lease.


28.11 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all terms of this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.


28.12 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any offset of the rent or other amounts owing hereunder against Landlord; provided, however, the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Premises (of whose address Tenant has theretofore been notified) and an opportunity is granted to Landlord and such holder to correct such violation as provided above.


28.13 NO VIOLATION OF COVENANTS AND RESTRICTIONS. Tenant shall not violate or cause Landlord to violate any recorded covenants and restrictions affecting the Premises. Tenant shall defend, indemnify, and hold harmless Landlord from any costs or expenses incurred from such a violation.


28.14 MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord and as set forth in Section 16.1.2, operate as an assignment to Landlord of any or all of such subtenancies. Tenant's acquisition of Landlord's interest in this Lease shall also not work a merger.


28.15 SECURITY MEASURES. Tenant hereby acknowledges that the rent payable to Landlord hereunder does not include the cost of guard services or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant's property and property under Tenant's control, and for the protection of Tenant and its principals, employees, agents, licensees, invitees and subtenants (and their respective principals, employees, agents, licensees and invitees) from any acts of third parties.


28.16 INFORMATION PROVIDED. Tenant warrants and represents that all information Tenant has provided to Landlord is to the best of Tenant's knowledge accurate and correct and Tenant acknowledges that Landlord has relied upon such information in entering into this Lease.


28.17 SURVIVAL OF OBLIGATIONS. All obligations of Tenant which either (a) by their nature arise on or after the expiration or earlier termination of this Lease, or (b) have not been satisfied on or before the expiration or earlier termination of this Lease shall survive any expiration or earlier termination of this Lease.

28.18 LANDLORD'S LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises, and if any transfer of such title or interest occurs, then Landlord herein named (and, in case of any subsequent transfers, then each grantor thereof) shall be relieved from and after the date of such transfer of all liability relating to Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord (or the then-grantor at the time of such transfer) in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership. Notwithstanding anything in this Lease to the contrary, Landlord shall have no personal liability under any provision of this Lease, Tenant hereby agreeing to look solely to Landlord's estate in the Premises for recourse and/or recovery for any claim, damage, liability, or other amount arising under, relating to, or in connection with Tenant's occupancy of and/or tenancy in the Premises; it being further agreed that, for this purpose, the Premises shall be deemed encumbered by a loan having a loan-to-value ratio of 70% if the Premises is unencumbered or encumbered by a loan having a lesser loan-to-value ratio at the time the determination of the Landlord's estate in the Premises is to be made.


28.19 HOLDING OVER. If Tenant, but only with Landlord's consent (which consent may be withheld in Landlord's sole discretion), remains in possession of the Premises or any part thereof after the expiration of the term hereof, then such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except at a Monthly Base Rent equal to one hundred fifty percent (150%) of the sum of the Monthly Base Rent otherwise due under Section 4, immediately prior to the expiration of the term hereof, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy. The foregoing provisions are in addition to and do not affect Landlord's right of re-entry or any other rights or remedies of Landlord hereunder or as otherwise provided at law or in equity, or both. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, costs, damages and liabilities (including attorneys' fees and costs, and court costs) arising out of or in connection with any delay by Tenant in surrendering and vacating the Premises, including, without limitation, any claims made by any succeeding tenant based on any delay and any liabilities arising out of or in connection with these claims, and Landlord's damages should any such succeeding tenant cancel its lease based upon such holding over by Tenant. Nothing in this Section shall be deemed to permit Tenant to retain possession of the Premises after the expiration or sooner termination of the term.


28.20 ARTWORK. To ensure compliance with California laws regarding rights of artists, Tenant will not install any artwork of any nature in the Premises which cannot be removed without damage or destruction to the artwork.


28.21 FURTHER ASSURANCES. Tenant shall, from time to time upon Landlord's request, and at Tenant's expense, promptly execute, acknowledge and deliver any and all such certifications, documents and writings, and otherwise promptly take any and all such further actions, as Landlord, in good faith, may require to effectuate the intents and purposes of this Lease.


28.22 SALE/LEASEBACK, FINANCING AND REFINANCING. Concurrently with this Lease becoming effective, Landlord is purchasing the Premises from Tenant and thereafter leasing the Premises back to Tenant pursuant to this Lease (the "Sale/Leaseback"). In order to finance the Sale/Leaseback, Landlord is pledging its interest in the Premises and this Lease to a lender, which lender will be providing Landlord with a portion of the funds being used by Landlord to acquire the Premises from Tenant (the "Initial Financing"). From time to time hereafter, Landlord may refinance the Premises, in which case Landlord would, again, pledge the Premises and its interest in this Lease to secure any such refinancing (the Initial Financing and any such subsequent refinancing, a "Financing"). Landlord and one or more of its principals, directly or indirectly, are incurring and, most likely, will incur, either directly or indirectly, certain liabilities, both actual and contingent, in connection with the Initial Financing and any subsequent Financing, including, without limitation, pursuant to one or more personal guaranties of, without limitation, certain so-called "recourse carve-outs" and environmental matters (collectively, "Financing Liabilities"); it being agreed, however, that the definition of Financing Liabilities, for the purposes of this paragraph only, shall not include any such liabilities to the extent such liabilities (a) arise out of the willful misconduct of Landlord or its affiliates or (b) exceed, in the case of a Financing subsequent to the Initial Financing, the scope of the Financing Liabilities under the Initial Financing. Tenant desires that Landlord enter into the Sale/Leaseback, the Initial Financing and any subsequent Refinancing and will be benefited by each thereof. As a material part of the consideration to Landlord for entering into this Lease, but for which Landlord would not have entered into the Sales/Leaseback and Initial Financing, Tenant agrees to indemnify, defend and hold each of Landlord and its affiliates harmless from and against any and all claims, costs, damages and liabilities in any way arising out of or in connection with any Financing Liabilities.





28.23 CIVIL CODE SECTION 1812.97 WARNING. WARNING: USE OF STEROIDS TO INCREASE STRENGTH OR GROWTH CAN CAUSE SERIOUS HEALTH PROBLEMS. STEROIDS CAN KEEP TEENAGERS FROM GROWING TO THEIR FULL HEIGHT; THEY CAN ALSO CAUSE HEART DISEASE, STROKE AND DAMAGED LIVER FUNCTION. MEN AND WOMEN USING STEROIDS MAY DEVELOP FERTILITY PROBLEMS, PERSONALITY CHANGES, AND ACNE. MEN CAN ALSO EXPERIENCE PREMATURE BALDING AND DEVELOPMENT OF BREAST TISSUE. THESE HEALTH HAZARDS ARE IN ADDITION TO THE CIVIL AND CRIMINAL PENALTIES FOR UNAUTHORIZED SALE, USE, OR EXCHANGE OF ANABOLIC STEROIDS.

TENANT:                                               LANDLORD:
The Spectrum Club Company, Inc.,                      West Hollywood Property Limited Partnership,
a California corporation                              a California limited partnership



By: /s/ John Gibbons                                  By: W H Property GP Corp., Inc.
    --------------------------------------
    John Gibbons, its chief executive officer         Its general partner



                                                      By: /s/ Les Lederer
                                                          ------------------------------------
                                                          Les Lederer, its president


                                                                          -and-


                                                      2400 Willow lane Associates Limited Partnership,
                                                      a California limited partnership


                                                      By: 2400 Willow Lane GP Corp., Inc.,
                                                          Its general partner



                                                      By:  /s/ Michael Talla
                                                           ----------------------------------
                                                           Michael Talla, its president